OTCQX: DYNR WWW.DYNARESOURCE.COM

DynaResource Announces the Commissioning of the Gravity Gold Recovery Circuit at San Jose de Gracia Gold Mine

IRVING, TX / October 23, 2025 / DYNR-DynaResource, Inc. (OTCQX:DYNR) (“DynaResource,” or the “Company”) is pleased to provide an update on its process plant improvement program. This work program includes the establishment of a primary gravity gold circuit with the installation of three new Falcon gravity concentrators (the “Falcon units”). These Falcon units were installed after the Ball mills (see Figure 1) to recover a significant additional portion of free gold available in the San Pablo, San Pablo Sur and La Mochomera deposits. In addition, the San Jose de Gracia process plant has an additional Falcon unit already installed on the tailings circuit. The aim of the installation of these Falcon units is to significantly boost gold recoveries, improving operational efficiency and Project economics, especially in the current higher priced gold environment.

The three new Falcon concentrator units have now been wet commissioned and have commenced producing Gravity Gold concentrate. The ramped up to design capacity of this new process circuit is underway and anticipated to conclude by the end of October 2025. The Company has contracted Sepro Mineral Systems Corp., the manufacturer of the Falcon Concentrators, to provide start-up technical assistance to assist mill and maintenance crews, to insure optimum efficiency of each piece of the mill and the mill overall.

“The commissioning of our new gravity gold recovery circuit represents more than just a technical upgrade; it’s a strategic step in unlocking the full potential of San Jose de Gracia. During the past several years, the flotation circuit has recovered approximately 75% of the contained gold, but with the Falcon concentrators in the circuit, we anticipate an improvement of gold recoveries to be greater than 80%. By capturing a significant portion of free gold that was previously unrecovered, we aim to improve efficiency, increase recoveries, and strengthen the long-term economics of the Project. This investment underscores our commitment to continuous operational improvement at the mine,” stated Rohan Hazelton, President & CEO of DynaResource Inc.

Figure 1. The three new Falcon concentrators installed between the 12 x 8 and 8 x 8 Ball mills.

Qualified Persons

The scientific and technical information in this press release has been reviewed and approved by Dave Keough F.AusIMM (CP), COO for DynaResource Inc., who is a Qualified Person as defined in S-K 1300 and as a Competent Person as defined in the 2012 edition of the Australian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves.

On behalf of the Board of Directors of DynaResource, Inc.
Rohan Hazelton
President & CEO

About DynaResource
DynaResource, Inc. (OTCQX: DYNR) is U.S.-based junior gold mining producer focusing on the advancement of the high-grade San José de Gracia gold project in Sinaloa, Mexico. The Company is actively mining and exploring operations within this historic district, which has produced over one million ounces of gold and remains significantly underdeveloped.

For Information on DynaResource, Inc. please visit www.dynaresource.com, or contact:

Investor Relations:
Katherine Pryde, Investor Relations Manager
+1 972-869-9400
info@dynaresource.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This news release contains forward-looking statements within the meaning of Section 27 A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Certain information contained in this news release, including any information relating to future financial or operating performance may be deemed “forward-looking”. All statements in this news release, other than statements of historical fact, that address events or developments that DynaResource expects to occur, are “forward-looking information”. These statements relate to future events or future performance and reflect the Company’s expectations regarding the future growth, results of operations, business prospects and opportunities of DynaResource. These forward-looking statements reflect the Company’s current internal projections, expectations or beliefs and are based on information currently available to DynaResource. In some cases, forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “projects”, “potential”, “scheduled”, “forecast”, “budget” or the negative of those terms or other comparable terminology. Certain assumptions have been made regarding the Company’s plans at the San Jose de Gràcia property. Many of these assumptions are based on factors and events that are not within the control of DynaResource and there is no assurance they will prove to be correct. Such factors include, without limitation: capital requirements, fluctuations in the international currency markets and in the rates of exchange of the currencies of the United States and México; price volatility in the spot and forward markets for commodities; discrepancies between actual and estimated production, between actual and estimated reserves and resources and between actual and estimated metallurgical recoveries; changes in national and local governments in any country which DynaResource currently or may in the future carry on business; taxation; controls; regulations and political or economic developments in the countries in which DynaResource currently or may in the future carry on business; the speculative nature of mineral exploration and development, including the risks of obtaining necessary licenses and permits, diminishing quantities or grades of reserves; competition; loss of key employees; additional funding requirements; actual results of current exploration or reclamation activities; changes in project parameters as plans continue to be refined; accidents; labor disputes; defective title to mineral claims or property or contests over claims to mineral properties; and DynaResource’s ability to effectively and efficiently use the new Falcon units to recover substantial quantities of free gold available from its existing deposits. In addition, there are risks and hazards associated with the business of mineral exploration, development and mining, including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins, flooding and gold bullion losses (and the risk of inadequate insurance or inability to obtain insurance, to cover these risks) as well as those risks referenced in DynaResource's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. Forward-looking information is not a guarantee of future performance and actual results, and future events could differ materially from those discussed in the forward-looking information. All of the forward-looking information contained in this news release is qualified by these cautionary statements. Although DynaResource believes that the forward-looking information contained in this news release is based on reasonable assumptions, readers cannot be assured that actual results will be consistent with such statements. Accordingly, readers are cautioned against placing undue reliance on forward-looking information. DynaResource expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, events or otherwise, unless required by law.